EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-118746, No. 333-124105, No. 333-125423 and No. 333-204235) and Form S8 (No. 333-164428, No. 333-174448, No. 333-108335, No. 333-132440 and No. 333-202729) of Ashford Hospitality Trust, Inc. and subsidiaries of our reports dated February 29, 2016, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Ashford Hospitality Trust Inc. and subsidiaries internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA LLP
Dallas, Texas
February 29, 2016